Exhibit 10.2
AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT
This Amendment of Executive Employment Agreement is entered into as of July 24, 2012 by and between Centene Corporation, a Delaware corporation, together with its successors and assigns permitted under this Agreement (“Employer”), and Michael F. Neidorff (the “Executive”).
WHEREAS, the parties entered into that certain Executive Employment Agreement dated as of November 8, 2004 (“Agreement”); and
WHEREAS, the parties desire to amend the Agreement in order to reflect that non-competition and non-solicitation provisions in the Agreement and in any equity awards held by the Executive, will not apply if a Change in Control of the Employer occurs.
NOW THEREFORE, the parties hereto agree as follows:
1.The last sentence of Section 11(c) is amended to read as follows:

Notwithstanding anything in the foregoing to the contrary, this Section 11(c), and the non-competition and non-solicitation provisions of any of the Executive's equity awards, shall not apply if a “Change in Control of the Employer” (as defined in Section 6(a) above) occurs.
2.The Agreement is affirmed, ratified and continued, as amended hereby.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

MICHAEL F. NEIDORFF	CENTENE CORPORATION

/s/ Michael F. Neidorff	By:	/s/ Robert K. Ditmore
	Its:	Chairman, Compensation Committee & Lead Director